HMI INDUSTRIES INC.
EXHIBIT 10.01
MATERIAL CONTRACTS
LOAN AND SECURITY AGREEMENT
WITH HELLER FINANCIAL

                          LOAN AND SECURITY AGREEMENT


        This LOAN AND SECURITY AGREEMENT is dated as of April 23, 1998 and entered into among HMI INDUSTRIES, INC., a Delaware corporation with its principal place of business at 3631 Perkins Avenue, Cleveland, Ohio 44114 ("Borrower") and HELLER FINANCIAL, INC. a Delaware corporation, with offices at 500 West Monroe Street, Chicago, Illinois 60661 ("Lender").

        The parties agree as follows:

                             SECTION 1. DEFINITIONS

        1.1 CERTAIN DEFINED TERMS. The following terms used in this Agreement shall have the following meanings:

        "ACCEPTABLE ACCOUNTS REPORTING DATE" means the date by which the Borrower has implemented acceptable reporting for Accounts in form and substance satisfactory to Lender and confirmed by an audit of the Accounts performed by Lender or its designee.

        "ACCOUNTS" means all "accounts" (as defined in the UCC), accounts receivable, contract rights and general intangibles relating thereto, notes, drafts and other forms of obligations owed to or owned by Borrower arising or resulting from the sale of goods or the rendering of services, whether or not earned by performance.

        "AFFILIATE" means any Person directly or indirectly controlling, controlled by, or under common control with Borrower or which has an officer who is also an officer of Borrower.

        "AGREEMENT" means this Loan and Security Agreement as it may be amended, restated, supplemented or otherwise modified from time to time.

        "AUSTRALIAN LINE OF CREDIT" means that certain line of credit with First National Bank of Chicago/First Chicago Australia LTD in an approximate amount of $200,000.

        "BASE RATE" means a variable rate of interest per annum equal to the higher of (a) the rate of interest from time to time published by the Board of Governors of the Federal Reserve System as the "Bank Prime Loan" rate in Federal Reserve Statistical Release H. 15(519) entitled "Selected Interest Rates" or any successor publication of the Federal Reserve System reporting the Bank Prime Loan rate or its equivalent, or (b) the Federal Funds Effective Rate. In the event the Board of Governors of the Federal Reserve System ceases to publish a Bank Prime Loan rate or its equivalent, the term "Base Rate" shall mean a variable rate of interest per annum equal to the highest of the "prime rate", "reference rate", "base rate", or other similar rate announced from time to time by any of the three largest banks located in New York City, New York (with the understanding that any such rate may merely be a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer by any such bank).

        "BLISS" means Bliss Manufacturing Company, an Ohio corporation.

        "BLISS ACQUISITION" means the sale by Borrower of all of the stock of Bliss to an investor group for not less than $31,500,000.

        "BORROWER'S ACCOUNTANTS" means the independent certified public accountants selected by Borrower and reasonably acceptable to Lender. which selection shall not be modified during the term of this Agreement without Lender's prior written consent.

        "BUSINESS DAY" means any day excluding Saturday. Sunday and any day which is a legal holiday under the laws of the States of Ohio, Illinois or Pennsylvania, or is a day on which banking institutions located in any such state are closed.

        "DEFAULT" means a condition, act or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition, act or event were not cured or removed within any applicable grace or cure period.

        "DOMESTIC ACCOUNTS" means Accounts due from an account debtor whose principal place of business is located in the United States of America or Canada and owing in U.S. dollars.

        "EMPLOYEE BENEFIT PLAN" means any employee benefit plan within the meaning of SECTION 3(3) of ERISA which (a) is maintained for employees of any Loan Party or any ERISA Affiliate or (b) has at any time within the preceding six (6) years been maintained for the employees of any Loan Party or any current or former ERISA Affiliate.

        "ENVIRONMENTAL CLAIMS" means claims, liabilities, investigations, litigation, administrative proceedings, judgments or orders relating to Hazardous Materials.

        "ENVIRONMENTAL LAWS" means any present or future federal, state or local law, rule, regulation or order relating to pollution, waste, disposal or the protection of human health or safety, plant life or animal life, natural resources or the environment.

        "EQUIPMENT" means all "equipment" (as defmed in the UCC), including, without limitation, all furniture, furnishings, fixtures, machinery, motor vehicles, trucks, trailers, vessels, aircraft and rolling stock and all parts thereof and all additions and accessions thereto and replacements therefor.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

        "ERISA AFFILIATE", as applied to any Loan Party, means any Person who is a member of a group which is under common control with any Loan Party, who together with any Loan Party is treated as a single employer within the meaning of SECTION 414(b) and (c) of the IRC.

        "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the immediately following Business Day by the Board of Governors of the Federal Reserve System as the Federal Funds Rate in Federal Reserve Statistical Release
H. 15(519) entitled "Selected Interest Rates" or any successor publication of the Federal Reserve System reporting the Federal Funds Effective Rate or its equivalent or, if such rate is not published for any Business Day, the average of the quotations for the day of the requested Loan received by Lender from three Federal funds brokers of recognized standing selected by Lender.

        "FOREIGN ACCOUNTS" means Accounts due from an account debtor whose principal place of business is located outside the United States of America and Canada (a) owing in U.S. dollars, and (b)(i) supported by an irrevocable letter of credit satisfactory to Lender (as to form, substance, and issuer) that has been delivered to Lender and is directly drawable by Lender, or (ii) covered bv credit insurance in form and amount and by an issuer, satisfactory, to Lender.

        "HAZARDOUS MATERIAL" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any Environmental Laws or regulations as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, or toxicity; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls.

        "HMAC" means Health Mor Acceptance Corp., a Delaware corporation.

        "HMAC Reserve" means, at any time, the aggregate amount determined by Lender to be owed by Borrower to Travelers in connection with Travelers' purchase of the HMAC financing portfolio.

        "HMPC" means Health-Mor Personal Care Corporation, a Delaware corporation.

        "HRS" means Household Rental Systems, a Canada corporation.

        "INTELLECTUAL PROPERTY" means all present and future designs, patents, patent rights and applications therefor, trademarks and registrations or applications therefor, trade names, inventions, copyrights and all applications and registrations therefor, software or computer programs, license rights, trade secrets, methods, processes, know-how, drawings, specifications, descriptions, and all memoranda, notes and records with respect to any research and development, whether now owned or hereafter acquired, all goodwill associated with any of the foregoing, and proceeds of all of the foregoing, including, without limitation, proceeds of insurance policies thereon.

        "INVENTORY" means all "inventory" (as defined in the UCC), "including, without limitation, finished goods, raw materials, work in process and other materials and supplies used or consumed in a Person's business, and goods which are returned or repossessed.

        "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

        "LOAN" or "Loans" means an advance or advances under the Revolving Loan or under any Note.

        "LOAN DOCUMENTS" means this Agreement, all Notes, all guaranties, the Mortgage and all other mortgages and deeds of trust, all subordination agreements or intercreditor agreements, and all other instruments, documents, notes and agreements executed by or on behalf of Borrower or any guarantor and delivered concurrently herewith or at any time hereafter to or for Lender in connection with the Loans and other transactions contemplated by this Agreement, all as amended, restated, supplemented or modified from time to time.

        "LOAN PARTY" means Borrower and any other Person (other than Lender) which is or becomes a Party to any Loan Document.

        "LOAN YEAR" means each period of twelve (12) consecutive months commencing on the closing date and on each anniversary thereof.

        "MATERIAL ADVERSE EFFECT" means a material adverse effect upon (a) the business, operations, prospects, properties, assets or condition (financial or otherwise) of any Loan Party or (b) the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party or of Lender to enforce its security interests or collect any of the Obligations.

        "MORTGAGE" means that certain Mortgage, Security Agreement, Assignment of Rents and Financing Statement dated as of the date hereof by and between Borrower and Lender, as amended, restated, supplemented or otherwise modified from time to time.

        "NETHERLANDS LINE OF CREDIT" means that certain line of credit with Hollandsche Bank-Unie N.V. in an approximate amount of $400,000.

        "NOTES" mean all Promissory Notes made by Borrower to the order of Lender concurrently herewith or at any time hereafter.

        "OBLIGATIONS" means all obligations, liabilities and indebtedness of every nature of Borrower from time to time owed to Lender whether under the Loan Documents or otherwise, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable including, without limitation, all interest, fees, cost and expenses accrued or incurred after the filing of any petition under any bankruptcy or insolvency law.

        "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

        "PROCESSOR" means an independent third party that receives from Borrower Inventory from time to time, for value-added processing, which can be accomplished through their specialized capabilities or at a lower cost than Borrower.

        "REVOLVING LOAN" means the outstanding balance of all Revolving Advances and any amounts added to the principal balance of the Revolving Loan pursuant to this Agreement.

        "STAR BANK" means Star Bank, N.A.

        "SUBSIDIARY" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

        "TRAVELERS" means Travelers Investment Corporation, a California corporation.

        "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Illinois, as amended from time to time, and any successor statute.

        "UPS Shipped COD Accounts" means those Accounts owed by UPS and generated upon the delivery by UPS of Inventory, with cash on delivery terms ("COD"), to Borrower's customers and UPS's receipt of the COD funds.

        1.2 ACCOUNTING TERMS. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with generally accepted accounting principles ("GAAP"). When used herein, the term "financial statements" shall include the notes and schedules thereto. Financial statements furnished to Lender shall be prepared in accordance with GAAP (as in effect at the time of such preparation) on a consistent basis.

                    SECTION 2. REVOLVING LOAN AND COLLATERAL

        2.1 REVOLVING LOAN. Upon Borrower's request made at any time during the term of this Agreement, Lender may, in its sole and absolute discretion, make advances to Borrower ("Revolving Advances") in an aggregate amount up to the lesser of (A)(i) after the Acceptable Accounts Reporting Date (x) 80% of the aggregate outstanding amount of Eligible Accounts, MINUS, (y) the HMAC Reserve. plus (ii) the lesser of (x) 50% of the aggregate value of Borrower's Eligible Inventory or (y) $2,500,000.00, or (B) $4,250,000.00 (the "Maximum Revolving Loan Amount").

(A)     ELIGIBLE COLLATERAL.

        "Eligible Accounts" means, as at any date of determination, the aggregate of all Accounts that Lender, in its sole judgment, deems to be eligible for borrowing purposes. Without limiting the generality of the foregoing, unless otherwise agreed by Lender, the following Accounts are not Eligible Accounts:

        (1) Accounts which, at the date of issuance, were payable more than 60 days after the date of issuance;

        (2) Accounts which remain unpaid for more than (a) 60 days for Domestic Accounts after the due date specified in the original invoice or for more than 90 days after invoice date if no due date was specified; (b) 120 days after due date or invoice date if no due date was specified for Foreign Accounts; and (c) 14 days for UPS Shipped COD Accounts;

        (3) Accounts due from any account debtor if more than 50% of the aggregate amount of Accounts of such account debtor have at the time remained unpaid for more than (a) 60 days after due date or 90 days after invoice date if no due date was specified for Domestic Accounts; and (b) 120 days after due date or invoice date if no due date was specified for Foreign Accounts;

        (4) Accounts with respect to which Borrower is or may become liable to the account debtor for goods sold or services rendered by the account debtor to Borrower and Accounts which are otherwise eligible with respect to which the account debtor is owed a credit by Borrower, but only to the extent of such credit;

        (5) Accounts due from an account debtor whose principal place of business is located outside the United States of America, unless such Account is a Foreign Account;

        (6) Accounts due from an account debtor which Lender has determined does not have a satisfactory credit standing;

        (7) Accounts with respect to which the account debtor is the United States of America, unless Borrower has, with respect to such accounts, complied with the Federal Assignment of Claims Act of 1940 as amended (31 U.S.C. Section 3727 et seq.), any state or any municipality, or any department, agency or instrumentality thereof;

        (8) Accounts with respect to which the account debtor is an Affiliate of Borrower or a director, officer, agent, stockholder or employee of Borrower or any of its affiliates;

        (9) Accounts with respect to which there is any unresolved dispute with the respective account debtor;

        (10) Accounts with respect to which Lender does not have a valid first priority and fully perfected security interest or Accounts that are subject to any claim, lien, security interest or encumbrance, except those in favor of Lender;

        (11) Accounts with respect to which the account debtor is the subject of any bankruptcy or other insolvency proceeding;

        (12) Accounts due from an account debtor to the extent that such Accounts exceed in the aggregate an amount equal to 15% of the aggregate of all Accounts at said date;

        (13) Accounts with respect to which the account debtor's obligation to pay is conditional or subject to a repurchase obligation or right to return or with respect to which the goods or services giving rise to such Account have not been delivered (or performed, as applicable) and accepted by such account debtor, including progress billings, bill and hold sales, guarantied sales, sale or return transactions, sales on approval or consignment sales; and

        (14) Accounts with respect to which the account debtor is located in New Jersey or Minnesota, or any other state denying creditor& access to its courts in the absence of a Notice of Business Activities Report or other similar filing, unless Borrower has either qualified as a foreign corporation authorized to transact business in such state or has filed a Notice of Business Activities Report or similar filing with the applicable state agency for the then current year.

        "Eligible Inventory" means, as at any date of determination, the value (determined at the lower of cost or market) of all Inventory owned by and in the possession of Borrower and located in the United States of America that Lender, in its sole credit judgment, deems to be eligible for borrowing purposes. Without limiting the generality of the foregoing, unless otherwise agreed by Lender, the following is not Eligible Inventory: (a) work-in-process, components which are not part of finished goods, spare parts, packaging and shipping materials, literature, boxes, supplies and material used or consumed in Borrower's business; (b) reporting discrepancies for raw materials on the perpetual inventory system; (c) finished goods which do not meet the specifications of the purchase order for such goods; (d) Inventory which Lender determines, is unacceptable for borrowing purposes due to age, quality, type, category and/or quantity; (e) Inventory which Lender determines is obsolete or slow-moving; (f) Inventory with respect to which Lender does not have a valid, first priority and fully perfected security interest, bill-and-hold Inventory, and Inventory subject to any claim, lien, security interest or encumbrance except for those in favor of Lender; (g) Inventory produced in violation of the Fair Labor Standards Act and subject to the so-called "hot goods" provisions contained in Title 29 U.S.C. 215 (a)(i); (h) Inventory returned to, repossessed by, or stopped in transit by Borrower; and (i) Inventory located (1) at any location other than those identified pursuant to subsection 4.4, (2) outside the United States of America, or (3) on property not owned by Borrower in which a bailee, landlord or processor's waiver in form and substance satisfactory to Lender has not been obtained, for a list of approved processors see Schedule 2.1(A) attached hereto.

        (B) BORROWING MECHANICS. On any day when Borrower desires a Revolving Advance, Borrower shall give Lender telephonic notice of the proposed borrowing by 11:00 a.m. Central time. Any such telephonic notice shall be confirmed in writing on the same day. Lender shall not incur any liability to Borrower for acting upon any telephonic notice Lender believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Borrower or for otherwise acting in good faith. Lender will not make any Revolving Advance pursuant to any telephonic notice unless Lender has also received the most recent Borrowing Base Certificate and all other documents required pursuant to the Reporting Addendum by 11:00 a.m. Central time. Each Revolving Advance shall be deposited by wire transfer in immediately available funds in such account as Borrower may from time to time designate to Lender in writing.
        (C) NOTE[S]. Borrower shall execute and deliver to Lender such Notes as Lender may request in its sole discretion to evidence the Obligations.

        2.2     INTEREST.

        (A) RATE OF INTEREST. Except where specified to the contrary in any Note or in any other Loan Document, the Loans and all other Obligations shall bear interest from the date such Loans are made or such other Obligations become due to the date paid at a rate per annum equal to the Base Rate plus 1.25% (the "INTEREST RATE"). After the occurrence and during the continuance of an Event of Default, the Loans and all other Obligations shall, at the option of Lender, bear interest at a rate per annum equal to 3.0%. plus the Interest Rate (the "DEFAULT RATE").

        (B) COMPUTATION AND PAYMENT OF INTEREST. Interest on the Loans and all other Obligations shall be computed on the daily principal balance on the basis of a 360 day year for the actual number of days elapsed in the period during which it accrues and shall be payable to Lender monthly in arrears on the first day of each month. on the date of any prepayment of Loans, and at maturity, whether by acceleration or otherwise.

        (C) INTEREST LAWS. Notwithstanding any provision to the contrary contained in this Agreement or any other Loan Document, Borrower shall not be required to pay, and Lender shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by applicable law ("EXCESS INTEREST"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any other Loan Document, then in such event: (1) the provisions of this subsection shall govern and control; (2) neither Borrower nor any other Loan Party shall be obligated to pay any Excess Interest; (3) any Excess Interest that Lender may have received hereunder shall be, at Lender's option, (a) applied as a credit against the outstanding principal balance of the Obligations or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (4) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "MAXIMUM RATE"), and this Agreement and the other Loan Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (5) neither Borrower nor any Loan Party shall have any action against Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall remain at the Maximum Rate until Lender shall have received the amount of interest which Lender would have received during such period on such Obligations had the rate of interest not been limited to the Maximum Rate during such period.

        2.3     FEES.

        (A) CLOSING FEE. Borrower shall pay to Lender on the closing date, a closing fee in the amount of $25,000 which fee shall be fully earned, due and payable upon the execution and delivery of this Agreement.

        (B) COMMITMENT FEE. Borrower shall have paid and Lender shall have earned a non-refundable Commitment Fee of $50,000. On or after the closing date, the Commitment Fee shall be applied to the Closing Fee, and the excess credited to the opening outstanding balance under the Revolving Loan.

        (C) UNUSED LINE FEE. Borrower shall pay to Lender, a fee in an amount equal to 0.375% per annum on the average daily balance of the unused portion of the Revolving Loan during the preceding month, such fee to be calculated on the basis of a 360 day year for the actual number of days elapsed and to be payable monthly in arrears on the first day of each month following the closing date during the term of this Agreement, including all Renewal Terms.

        (D) EXAMINATION FEE. Borrower shall pay to Lender an examination fee for each examination equal to $750.00 per examiner per day or any portion thereof together with out-of-pocket expenses. Exams will be conducted on a quarterly basis.

        (E) LATE REPORTING FEE. Borrower shall pay to Lender a late reporting fee in an amount equal to $50.00 per document per day for each Business Day, any report, financial statement, schedule or other document required by this Agreement, to be delivered to Lender, as more fully set forth on the Reporting Addendum, is past due. The collection of such late reporting fee shall not constitute a waiver by Lender of any Default or Event of Default resulting from Borrower's failure to deliver such items on a timely basis, or in any way affect or impair Lender's right to impose the Default Rate as a result thereof.

        (F) OTHER FEES AND EXPENSES. Borrower shall pay to Lender, all charges for returned items and all other bank charges incurred by Lender, as well as Lender's standard wire transfer charges for each wire transfer made under this Agreement.

        2.4     PAYMENTS AND PREPAYMENTS.

        (A) MANNER AND TIME OF PAYMENT. Borrower hereby authorizes Lender, in its sole discretion, to charge interest and other amounts payable hereunder to the Revolving Loan, all as set forth on Lender's books and records. If Lender elects to bill Borrower for any amount due hereunder, such amount shall be immediately due and payable with interest thereon as provided herein. All payments made by Borrower with respect to the Obligations shall be made without deduction, defense, setoff or counterclaim. All payments to Lender hereunder shall, unless otherwise directed by Lender, be made by wire transfer to Lender's account, ABA No.0710-0001-3, Account No. 5590116 at The First National Bank of Chicago, One First National Plaza, Chicago, IL 60670, Reference: Heller Commercial Funding for the benefit of HMI Industries, Inc.. Proceeds remitted to Lender shall be credited to the Obligations on the same Business Day such proceeds were received; PROVIDED HOWEVER, for the purpose of calculating interest on the Obligations, such funds shall be deemed received on the second Business Day thereafter.

        (B) MANDATORY PREPAYMENTS. At any time that the Revolving Loan exceeds the Maximum Revolving Loan Amount, Borrower shall, immediately repay the Revolving Loan to the extent necessary to reduce the principal balance to an amount equal to or less than the Maximum Revolving Loan Amount.

        (C) VOLUNTARY PREPAYMENTS AND REPAYMENTS. The Obligations may only be prepaid or repaid in full and not in part (other than prepayments of the Revolving Loan which do not terminate this Agreement or prepayments permitted under any Note). Borrower may, at any time upon not less than three Business Days' prior notice to Lender, prepay the Obligations and terminate this Agreement. If Borrower voluntarily prepays the Obligations in full (other than prepayments of the Revolving Loan which do not terminate this Agreement), Borrower, at the time of prepayment, shall pay to Lender, as compensation for the costs of being prepared to make funds available to Borrower under this Agreement, and not as a penalty, an amount determined by multiplying the applicable percentage set forth below by $4,250,000.00, 3.0% upon a prepayment during the first Loan Year; 2.0% upon a prepayment during the second Loan Year; and 1.0% upon a prepayment during the third Loan Year, and during any Renewal Term (as defmed below).

        (D) PAYMENTS ON BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest or fees due hereunder.

        2.5 TERM OF THIS AGREEMENT. This Agreement shall be effective until April ___,2001 (the "ORIGINAL TERM") and shall automatically renew from year to year thereafter (each such year a "RENEWAL TERM") unless terminated by Borrower giving to Lender or Lender giving to Borrower not less than 60 days prior written notice of its intention to terminate at the end of the Original Term or at the end of any Renewal Term (the "TERMINATION DATE"). Upon termination (whether on the Termination Date or otherwise) all Obligations shall become immediately due and payable without notice or demand. Notwithstanding any termination, until all Obligations have been fully paid and satisfied, Lender shall be entitled to retain security interests in and liens upon all Collateral, and even after payment of all Obligations hereunder, certain of Lender's and Borrower's agreements and obligations shall survive such terminations as set forth in SUBSECTION 8.6.

        2.6 STATEMENTS. Lender shall render a monthly statement of account to Borrower within twenty' (20) days after the end of each month. Such statement of account shall constitute an account stated and Borrower shall have fully and irrevocably waived all objections to such statements and the contents thereof unless Borrower makes written objection thereto within thirty (30) days from the date such statement is mailed to Borrower.

        2.7 GRANT OF SECURITY INTEREST. To secure the payment and performance of the Obligations, Borrower hereby grants to Lender a continuing security' interest. lien and mortgage in and to all right. title and interest of Borrower in all personal and real property' of Borrower whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the "Collateral") including, without limitation: (A) Accounts. and all guaranties and security therefor, and all goods and rights represented thereby or arising therefrom including the rights of stoppage in transit. replevin and reclamation; (B) Inventory; (C) general intangibles (as defined in the UCC); (D) documents (as defined in the UCC) or other receipts covering, evidencing or representing goods; (E) instruments (as defined in the UCC); (F) chattel paper (as defined in the UCC);
(G) Equipment; (H) investment property (as defined in the UCC) including, without limitation, all securities (certificated and uncertificated), security accounts, securities entitlements, commodity contracts and commodity accounts;
(I) Intellectual Property; (J) all deposit accounts of Borrower maintained with any bank or financial institution; (K) all cash and other monies and property of Borrower in the possession or under the control of Lender or any lender participant in any of the Loans; (L) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the property described above or are otherwise necessary or helpful in the collection thereof or realization thereon; and (M) proceeds of all or any of the property described above, including, without limitation, the proceeds of any insurance policies covering any of the above described property.

                         SECTION 3. CONDITIONS TO LOANS

The making of Loans by Lender on the closing date and on each funding date of a Revolving Advance are each subject to satisfaction of all of the conditions, agreements and covenants set forth in this Agreement and all of the conditions set forth in the Conditions Rider, attached hereto.

               SECTION 4. BORROWER'S REPRESENTATIONS, WARRANTIES
                             AND CERTAIN COVENANTS

        To induce Lender to enter into the Loan Documents, and to make and to continue to make Loans and/or provide other financial accommodations to or on behalf of Borrower, Borrower represents, warrants and covenants (as applicable) to Lender that the following statements are and will be true, correct and complete and shall remain so for so long as this Agreement shall be in effect and until payment in full of all Obligations.

        4.1 DUE INCORPORATION, QUALIFICATION AND AUTHORIZATION. Borrower is duly organized and existing and in good standing under the laws of the State of Delaware and qualified and licensed to conduct business in all States where such qualifications or licensing is required; the execution, delivery and performance of this Agreement and the Loan Documents have been duly authorized and are not in contravention of any applicable law, Borrower's corporate charter or by-laws or any other formation document or any agreement or order by which Borrower is bound: Borrower is not, to the best of Borrower's knowledge, in violation of any law, ordinance, rule, regulation, order or other requirement of any government or any instrumentality or agency thereof.

        4.2 DUE FINANCIAL CONDITION. All financial statements concerning Borrower and its Subsidiaries which have been or may hereafter be furnished by Borrower and its Subsidiaries to Lender have been or will be prepared in accordance with GAAP consistently applied throughout the periods involved and do or will present fairly Borrower's financial condition as at the dates thereof and the results of its operations for the periods then ended.

        4.3 ACCOUNT WARRANTIES AND COVENANTS. As to each Account that, at the time of its creation, the Account is a valid, bona fide account, representing an undisputed indebtedness incurred by the named account debtor for goods actually sold and delivered or for services completely rendered: there are no rights of cancellation. setoffs, offsets or counterclaims, genuine or otherwise, against the Account: the Account does not represent a sale to an Affiliate or a consignment, sale or return or a bill and hold transaction; no agreement exists permitting any return, deduction or discount (other than the discount stated on the invoice); Borrower is the lawful owner of the Account and has the right to assign the same to Lender; the Account is free of all security interests. liens, claims and encumbrances other than those in favor of Lender, and the Account is due and payable in accordance with its terms. Borrower shall, at its own expense: (a) cause all invoices evidencing Accounts and all copies thereof to bear a notice that such invoices are payable to the lockboxes established in accordance with subsection 4.4 and (b) use its best efforts to assure prompt payment of all amounts due or to become due under the Accounts. No credits or allowances will be issued, granted or allowed by Borrower to account debtors and no returns will be accepted without Lender's prior written consent: PROVIDED HOWEVER, until the earlier of (i) the occurrence of a Default or Event of Default or (ii) such time as Lender notifies Borrower to the contrary. Borrower may presume consent. Borrower will immediately notify Lender in the event that an account debtor alleges any dispute or claim in excess of $5,000 or in the aggregate amount in excess of $25,000 with respect to an Account except for Accounts with balances over 90 days as of March 31, 1998, or of any other circumstances known to Borrower that may impair the validity or collectibility of an Account. Lender shall have the right, at any time or times hereafter, to verify the validity, amount or any other matter relating to an Account, by mail, telephone or in person. After the occurrence of a Default or an Event of Default, Borrower shall not, without the prior consent of Lender, adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

        4.4 COLLECTION OF ACCOUNTS AND PAYMENTS. Borrower and Lender shall establish lockboxes and depository accounts ("LENDER'S DEPOSITORY ACCOUNTS") with such banks as are acceptable to Lender to which all account debtors shall directly remit all payments on Accounts and in which Borrower will immediately deposit all payments made for Inventory or other payments constituting proceeds of Collateral in the identical form in which such payment was made, whether by cash or check. Borrower hereby agrees that all payments received by Lender, whether by cash, check, wire transfer or any other instrument, made to such Lender Depository Accounts or otherwise received by Lender and whether on the Accounts or as proceeds of other Collateral or otherwise will be the sole and exclusive property of Lender. Borrower, and any of its Affiliates, employees, agents, or other Persons acting for or in concert with Borrower shall, acting as trustee for Lender, receive, as the sole and exclusive property of Lender, any monies, checks, notes, drafts or any other payments relating to and/or proceeds of Accounts or other Collateral which come into the possession or under the control of Borrower or any of Borrower's Affiliates, employees, agents or other Persons acting for or in concert with Borrower, and immediately upon receipt thereof, Borrower or such Persons shall remit the same or cause the same to be remitted, in kind, to the Lender Depository Account or to Lender at its address set forth in subsection 8.5 below.

        4.5 NAMES AND LOCATIONS. Borrower currently conducts business or during the past five years conducted business under the following names, trade names, fictitious names and business names. The location of Borrower's principal place of business, the location of Borrower's books and records, the location of all other offices of Borrower and all collateral locations are as set forth below:



                                   LOCATIONS

Principal Place of Business:    3631 Perkins Avenue, Cleveland, Ohio 44114

Books and Records:      Same as principal place of business.

Other:  See Schedule 4.5 attached hereto.


                                  FORMER NAMES
                                  ------------
                                Health-Mor, Inc.


                                   TRADENAMES
                                   ----------
                                Home Impressions


Such locations are Borrower's sole locations for its business and the Collateral. Borrower and each of its Subsidiaries will give Lender at least 30 days advance written notice of: (a) any change of name or of any new trade name or fictitious business name, (b) any change of principal place of business. (c) any change in the location of such party s books and records or the Collateral. or (d) any new location for such Person's books and records or the Collateral.

        4.6 TITLE; LIENS; OPERATION OF BUSINESS. Borrower has and will continue to have good, marketable and legal title to the Collateral, free and clear of all liens, claims, security interests or encumbrances, except for the security interests granted to Lender by Borrower, those disclosed in writing by Borrower to Lender as of the closing date and any security interest which Bortower has disclosed in writing to Lender and to which Lender has given its written consent prior to being granted by Borrower. Borrower maintains and shall continue to maintain complete and accurate records with respect to all of its assets. Borrower maintains and shall continue to maintain all licenses, permits, franchises, approvals and consents as are required in the conduct of its business and the ownership and operation of its properties.

        4.7 LITIGATION; ADVERSE FACTS. There are no judgments outstanding against or affecting Borrower, its officers, directors or affiliates or any of Borrower's property and there are no actions, charges, claims, demands, suits, proceedings, or governmental investigations now pending or threatened against Borrower or any of Borrower's property, except as set forth in Schedule 4.7 attached hereto.

        4.8 PAYMENT OF TAXES. All material tax returns and reports of Borrower and each of its Subsidiaries required to be filed by any of them have been timely filed and are complete and accurate in all material respects. All taxes, assessments, fees and other governmental charges which are due and payable by Borrower and each of its Subsidiaries have been paid when due. Borrower will make timely payment or deposit of all F.I.C.A. payments and withholding taxes and will, upon request, furnish Lender with proof satisfactory to Lender that Borrower has made such required payments or deposits. As of the closing date, none of the income tax returns of Borrower or any of its Subsidiaries are under audit. No tax liens have been filed against Borrower or any of its Subsidiaries, except as set forth in Schedule 4.8 attached hereto. The charges, accruals and reserves on the books of Borrower and each of its Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP. Borrower's federal tax identification number is 36-1202810.

        4.9 EMPLOYEE BENEFIT PLANS. Borrower, each of its Subsidiaries and each ERISA Affiliate is in compliance, and will continue to remain in compliance, in all material respects with all applicable provisions of ERISA, the IRC and all other applicable laws and the regulations and interpretations thereof with respect to all Employee Benefit Plans. No material liability has been incurred by Borrower, any Subsidiaries or any ERISA Affiliate which remains unsatisfied for any funding obligation, taxes or penalties with respect to any Employee Benefit Plan. Neither Borrower nor any of its Subsidiaries shall establish any new Employee Benefit Plan or amend any existing Employee Benefit Plan if the liability or increased liability resulting from such establishment or amendment shall have a Material Adverse Effect.

        4.10 ENVIRONMENTAL COMPLIANCE. Each Loan Party has been, is currently, and will continue to remain in compliance with all applicable Environmental Laws. There are no claims, liabilities, liens, investigations, litigation, administrative proceedings, whether pending or threatened, or judgments or orders relating to any Hazardous Materials asserted or threatened against any Loan Parry or relating to any real property currently or formerly owned, leased or operated by any Loan Party.

        4.11 ABILITY TO PAY DEBTS. Borrower is now and shall be at all times hereafter able to pay its debts as they become due and shall have sufficient capital to enable it to operate its businesses.

        4.12 DISCLOSURE. There is no event that has occurred nor any fact known by Borrower but not furnished to Lender, which will have or reasonably be expected to have a Material Adverse Effect.

        4.13 INSURANCE. Borrower maintains, and will continue to maintain adequate insurance policies for public liability, property damage for its business and properties, product liability, including, without limitation, special product liability coverage for HMPC's needle-free injection products, and business interruption with respect to its business and properties against loss or damage of the kinds customarily carried or maintained by corporations of established reputation engaged in similar businesses and in amounts acceptable to Lender. Borrower shall cause Lender to be named as loss payee on all insurance policies relating to any Collateral and shall cause Lender to be ATL named as additional insured under all liability policies, in each case pursuant to appropriate endorsements in form and substance satisfactory to Lender and shall collaterally assign to Lender as security for the payment of the Obligations all business interruption insurance of Borrower. No notice of cancellation has been received with respect to such policies and Borrower is in compliance with all conditions contained in such policies. Borrower shall apply any proceeds received from any policies of insurance relating to any Collateral to the Obligations. In the event Borrower fails to provide Lender with evidence of the insurance coverage required by or this Agreement, Lender may, but is not required to, purchase insurance at Borrower's expense to protect Lender's interests in the Collateral. This insurance may, but need not, protect Borrower's interests. The coverage purchased by Lender may not pay any claim made by Borrower or any claim that is made against Borrower in connection with the Collateral. Borrower may later cancel any insurance purchased by Lender, but only after providing Lender with evidence that Borrower has obtained insurance as required by this Agreement. If Lender purchases insurance for the Collateral, Borrower will be responsible for the costs of that insurance, including interest and other charges imposed by Lender in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance Borrower is able to obtain on its own.

        4.14 ACCOUNTING METHODS; ACCESS TO ACCOUNTANTS. Borrower shall maintain its current method of accounting, as of the closing date, without modification. Borrower authorizes Lender to discuss the financial condition and financial statements of Borrower with Borrower's Accountants, and authorizes Borrower's Accountants to respond to all of Lender's inquiries and Borrower hereby waives the right to assert a confidential relationship, if any, it may have with Borrower's Accountants in connection with any information requested by Lender pursuant to or in accordance with this Agreement.

        4.15 INSPECTION. Lender shall have the right at any time during normal business hours to visit and inspect any of the properties of Borrower or any of its Subsidiaries, and, in conjunction with such inspection, to make copies and take extracts from any of their books and records therefrom.

        4.16 COLLECTION OF ACCOUNTS. Upon the occurrence of a Default or an Event of Default, Lender may, at any time, with or without notice to Borrower, notify all account debtors of Borrower that the Accounts have been assigned to Lender, and that Lender has a security interest in same; collect the Accounts directly, and add the collection costs and expenses to Borrower's loan account.

        4.17 SUBSIDIARIES. As of the closing date, all Subsidiaries of Borrower are listed on Schedule 4.17 attached hereto. None of Borrower's Subsidiaries have assets in a greater amount than listed on Schedule 4.17. Borrower shall not transfer or advance any funds or property to, or make contributions to the capital of any of its Subsidiaries, or create any new Subsidiary.

        4.18 YEAR 2000 COMPLIANCE. The Borrower has implemented a comprehensive program to address the "year 2000 problem" (that is. the risk that computer applications may not be able to properly perform datesensitive functions after December 31, 1999) and expect to resolve on a timely basis and, in any event, no later than January 31, 1999, any material "year 2000 problem".

              SECTION 5. REPORTING AND OTHER AFFIRMATIVE COVENANTS

        Borrower covenants and agrees that, during the term of this Agreement and until payment in full of all Obligations, Borrower shall perform all of the following:

        5.1 FINANCIAL STATEMENTS AND OTHER REPORTS. Borrower will deliver to Lender the financial statements and other reports listed on the Reporting Addendum attached hereto on the dates and in the manner set forth in such Reporting Addendum.

        5.2 APPRAISALS. From time to time. upon the request of Lender. Borrower will obtain and deliver to Lender. at Borrower's expense. appraisal reports in form and substance and from appraisers satisfactory to Lender, stating the then current fair market and forced liquidation values of all or any portion of the Collateral; PROVIDED HOWEVER, so long as no Default or Event of Default is continuing, Lender shall not request an appraisal as to any particular category of Collateral to be performed more than once every Loan Year at Borrower's expense, except as required in paragraph (J)(3) of the Conditions Rider.

        5.3 GOVERNMENT NOTICES. Borrower will deliver to Lender promptly after receipt copies of all notices, requests, subpoenas, inquiries or other writings received from any governmental agency concerning any Employee Benefit Plan, the violation or alleged violation of any Environmental Laws, the storage, use or disposal of any Hazardous Material, the violation or alleged violation of the Fair Labor Standards Act or Borrower's payment or non-payment of any taxes including any tax audit.

        5.4 MAINTENANCE OF PROPERTIES. Borrower will maintain or cause to be maintained in good repair, working order and condition all material properties used in the business of Borrower and its Subsidiaries and will make or cause to be made all appropriate repairs, renewals and replacements thereof.

        5.5 COMPLIANCE WITH LAWS. Borrower will, and will cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority as now in effect and which may be imposed in the future in all jurisdictions in which Borrower or any of its Subsidiaries is now doing business or may hereafter be doing business.

        5.6 FURTHER ASSURANCES. Borrower shall, and shall cause each of its Subsidiaries to, from time to time, execute such guaranties, financing or continuation statements, documents, security agreements, reports and other documents or deliver to Lender such instruments, certificates of title, mortgages, deeds of trust, or other documents as Lender at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the Obligations provided for in the Loan Documents.

        5.7 USE OF PROCEEDS AND MARGIN SECURITY. Borrower shall use the proceeds of all Loans for proper business purposes consistent with all applicable laws, statutes, rules and regulations. No portion of the proceeds of any Loan, except for an aggregate amount not to exceed $25,000 during the term of this Agreement, shall be used by Borrower or any of its Subsidiaries for the purpose of purchasing or carrying margin stock within the meaning of Regulation G or Regulation U, or in any manner that might cause the borrowing or the application of such proceeds to violate Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act.

                         SECTION 6. NEGATIVE COVENANTS

        Borrower covenants and agrees that, during the term of this Agreement and until payment in full of all Obligations, Borrower shall not:

        6.1 BOOK NET WORTH. Permit Borrower's book net worth, at any time, to be less than $17,500,000.00.

        6.2 CAPITAL EXPENDITURE LIMITS. Make or incur any plant or fixed capital expenditure, or any commitment therefor, or purchase or lease any real or personal property or replacement equipment in excess of $750,000.00 in the aggregate for any fiscal year.

        6.3 COMPENSATION. Pay total compensation, including salaries, withdrawals, fees, bonuses, commissions, drawing accounts, management fees or other payments, whether directly or indirectly, in money or otherwise, during any fiscal year to all of Borrower's executives, officers. shareholders, affiliates. and directors (or any relatives of each of the foregoing) in an aggregate amount in excess of 120% of those paid in the prior fiscal year, except for bonuses gene rated by the Bliss Acquisition and previously approved by the Borrower's Board of Directors in fiscal year end 1997.

        6.4 INDEBTEDNESS AND LIABILITIES. Directly or indirectly create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable, on a fixed or contingent basis, with respect to any indebtedness outside of the ordinary course of Borrower's business as presently conducted, except for renewals or extension of existing indebtedness (previously disclosed to Lender); PROVIDED HOWEVER, in no event shall Borrower prepay any indebtedness owing to any third party, other than the Obligations pursuant to SUBSECTION 2.4(C).

        6.5     TRANSFERS, NEGATIVE PLEDGES AND RELATED MATTERS.

        (A) TRANSFERS. Sell, lease, consign, assign or otherwise dispose of, or grant any option with respect to any of the assets of Borrower, except that Borrower may sell (i) inventory in the ordinary course of business as presently conducted, and (ii) assets, as set forth in Schedule 6.5 (A) attached hereto, associated with discontinued operations as of May I, 1998.

        (B) NO-NEGATIVE PLEDGES. Enter into or assume any agreement (other than the Loan Documents) prohibiting the creation or assumption of any lien, claim, security interest or encumbrance upon its properties or assets, whether now owned or hereafter acquired.

        6.6 INVESTMENTS AND LOANS. Make or permit to exist investments in or loans to any other Person, except loans to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business in an aggregate outstanding amount not in excess of $ 50,000 at any time.

        6.7 DISTRIBUTIONS. Make any distribution or declare or pay any dividends (in cash or in stock) on, or purchase, acquire, redeem or retire any of Borrower's capital stock, of any class, whether now or hereafter outstanding.

        6.8 RESTRICTION ON FUNDAMENTAL CHANGES. (a) Enter into any transaction of merger or consolidation; (b) liquidate, wind-up, dissolve itself, or cease or suspend its business; (c) make any change in Borrower's financial structure or in any of its business operations; (d) acquire by purchase or otherwise all or any substantial part of the business or assets of, or stock or other beneficial ownership of, any Person; (e) establish, create or acquire any new Subsidiary; or (f) change its fiscal year or change its tax entity designation under the IRC.

        6.9 TRANSACTIONS WITH AFFILIATES. Directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale or exchange of property or the rendering of any service) with any Affiliate or with any officer, director or employee of any Loan Party, except for (a) transactions in the ordinary course of Borrower's business, as presently conducted, upon fair and reasonable terms which are fully disclosed to Lender, and which are no less favorable to Borrower than it would obtain in a comparable arm's length transaction with an unaffiliated Person, and (b) those agreements as set forth in Schedule 6.9 attached hereto.

        6.10 BANK ACCOUNTS. Establish any new bank accounts, or amend or terminate any blocked account or lockbox agreement without Lender's prior written consent.

                    SECTION 7. DEFAULT, RIGHTS AND REMEDIES

        7.1 EVENTS OF DEFAULT. The occurrence or existence of any one or more of the following events (each, an "Event of Default"):

        (A) PAYMENT. Failure to make payment of any of the Obligations when due or declared due; or

        (B) FAILURE TO PERFORM. Failure of Borrower or any Loan Party to perform or comply with any term, condition, provision, covenant or agreement contained in the Loan Documents; or

        (C) DEFAULT IN OTHER AGREEMENTS. The existence of a default in any material agreement to which Borrower is a party or by which Borrower or Borrower's property or assets are bound; or

        (D) BREACH OF WARRANTY. Any representation, warranty, certification, report or other statement made by any Loan Party in any Loan Document or in any statement, certificate or report at any time given by such Person in writing pursuant or in connection with any Loan Document is false in any material respect on the date made; or

        (E) CHANGE IN CONTROL. Any change, direct or indirect in Borrower's capital ownership in excess of 15%; or

        (F) MATERIAL ADVERSE EFFECT Any event which creates a Material Adverse Effect; or

        (G) INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER. ETC. (I) A court enters a decree or order for relief with respect to any guarantor of the Obligations, Borrower or any of its Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (2) a receiver, liquidator, sequestrator, trustee, custodian or other fiduciary having similar powers over any guarantor of the Obligations, Borrower or any of its Subsidiaries, or over all or a substantial part of their respective property, is appointed; or

        (H) VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. Borrower or any of its Subsidiaries, or any guarantor of the Obligations, commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or makes any assignment for the benefit of creditors; or

        (I) LEVY. Any lien, levy or assessment is filed or recorded with respect to or otherwise imposed upon all or any part of Borrower's assets by the United States or any department or instrumentality thereof or by any state, county, municipality or other governmental agency; or

        (J) JUDGMENT AND ATTACHMENTS. Any money judgment, writ or warrant of attachment, levy, or similar process is entered or filed against Borrower or any of its assets in an amount in any individual case in excess of$10,000 or an amount in the aggregate at any time in excess of $50,000; or

        (K) DISSOLUTION; INJUNCTION. Any order, judgment or decree is entered against Borrower decreeing the dissolution or split up of Borrower, or enjoining, restraining or in any way preventing Borrower from conducting all or any material part of its business; or


        (L) LOSS OF GUARANTOR. Any guarantor of the Obligations dies or terminates its guaranty or gives notice of termination of its guaranty; or


        (M) FAILURE OF SECURITY. Lender does not have or ceases to have a valid and perfected first priority security interest in the Collateral. or any of the Loan Documents ceases to be in full force and effect or is declared to be null and void; or


        (N) SUBORDINATED DEBT PAYMENTS. Borrower makes any payment on account of indebtedness which has been subordinated to the Obligations, except to the extent such payment is allowed under any subordination agreement entered into with Lender.

        Notwithstanding anything contained in this SECTION 7 to the contrary. Lender shall refrain from exercising its rights and remedies and an Event of Default shall not be deemed to have occurred by reason of the occurrence of any of the events set forth in SUBSECTIONS 7.1(G), 7.1(I), AND 7.1(J) of this Agreement if, within 10 days from the date thereof, the same is released, discharged, dismissed, bonded against or satisfied.

        7.2 SUSPENSION OF LOANS. Upon the occurrence of any Default or Event of Default. notwithstanding any grace period or right to cure, Lender without notice or demand, may immediately cease making additional Loans or advances under this Agreement or any other agreement between Borrower and Lender. The foregoing shall in no way affect, limit, or waive Lender's sole and absolute discretion to make advances under this Agreement.

        7.3 ACCELERATION. Upon the occurrence of any Event of Default described in the foregoing SUBSECTIONS 7.1(G) OR 7.1(H), all Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrower, and this Agreement shall thereupon terminate; PROVIDED HOWEVER, such termination shall not affect Lender's rights and security interest in the Collateral or the Obligations. Upon the occurrence and during the continuance of any other Event of Default, Lender may, by written notice to Borrower, declare all or any portion of the Obligations to be, and the same shall forthwith become, immediately due and payable and Lender may terminate this Agreement; PROVIDED HOWEVER, such termination shall not affect Lender's rights and security interest in the Collateral or the Obligations.

        7.4 REMEDIES. Upon the occurrence of an Event of Default, in addition to and not in limitation of any other rights or remedies available to Lender at law or in equity, Lender may exercise in respect of the Collateral, all the rights and remedies of a secured party on default under the UCC and may also (a) require Borrower to, and Borrower hereby agrees that it will, at its expense and upon request of Lender forthwith, assemble all or part of the Collateral as directed by Lender and make it available to Lender at a place to be designated by Lender; (b) require Borrower to hold all returned Inventory in trust for Lender, segregate all returned Inventory from all other Inventory of Borrower or in Borrower's possession and conspicuously label said returned Inventory as Lender's property; (c) withdraw all cash in any blocked account and apply such monies in payment of the Obligations; and (d) without notice or demand or legal process, enter upon any premises of Borrower and take possession of the Collateral. Borrower agrees that, to the extent notice of sale of the Collateral or any part thereof shall be required by law, ten days notice to Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Collateral (whether public or private), if permitted by law, Lender may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of Lender. Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Borrower shall remain liable for any deficiency. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, Borrower hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted. Lender shall not be required to proceed against any Collateral but may proceed against Borrower directly.

        7.5 APPOINTMENT OF ATTORNEY-IN-FACT. Borrower hereby constitutes and appoints Lender as Borrower's attorney-in-fact with full authority, in the place and stead of Borrower and in the name of Borrower, Lender or otherwise, from time to time in Lender's discretion to take any action and to execute any instrument that Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including: (a) to ask, demand, collect, sue for, recover, compound. receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (b) upon the occurrence of a Default or an Event of Default, to adjust, settle or compromise the amount or payment of any Account. or release wholly or partly any account debtor or obligor thereunder or allow any credit or discount thereon; (c) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper. in connection with clause (a) above: (d) to file any claims or take any action or institute any proceedings that Lender may deem necessary or desirable for the collection of or to preserve the value of any of the Collateral or otherwise to enforce the rights of Lender with respect to any of the Collateral; (e) to sign and endorse any invoices, freight or express bills, bills of lading. storage or warehouse receipts, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral; (f) to notify the postal authorities to change the address for delivery' of Borrower's mail to an address designated by Lender to receive and open all mail addressed to Borrower and to retain all mail relating to the Collateral and forward all other mail to Borrower; (g) to make, settle and adjust all claims and make all determinations and decisions with respect to Borrower's insurance policies. The appointment of Lender as Borrowers attorney-in-fact and Lender's rights and powers are coupled with an interest and are irrevocable until indefeasible payment in full and complete performance of all of the Obligations.

        7.6 LIMITATION ON DUTY OF LENDER WITH RESPECT TO COLLATERAL. Beyond the safe custody thereof, Lender shall have no duty with respect to any Collateral in its possession or control (or in the possession or control of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Lender accords its own property. Lender shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee, broker or other agent or bailee selected by Borrower or selected by Lender in good faith.

        7.7 LICENSE OF INTELLECTUAL PROPERTY. Borrower hereby assigns, transfers and conveys to Lender, effective upon the occurrence of any Event of Default hereunder, the non-exclusive right and license to use all Intellectual Property owned or used by Borrower together with any goodwill associated therewith, all to the extent necessary to enable Lender to realize on the Collateral and any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of Lender and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to Borrower by Lender.

        7.8 WAIVERS, NON-EXCLUSIVE REMEDIES. No failure on the part of Lender to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement or the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise by Lender of any right under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement and the other Loan Documents are cumulative and shall in no way limit any other remedies provided by law.

        7.9 DEMAND; PROTEST. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, and notice of nonpayment at maturity, and agrees that Lender may compromise, settle or release without notice to Borrower any accounts, documents, instruments, chattel paper and/or guaranties at any time held by Lender on which Borrower may in any way be liable. Borrower agrees to any extensions of time of payment or partial payment at, before or after termination of this Agreement.

        7.10 MARSHALING; PAYMENTS SET ASIDE. Lender shall not be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to Lender or Lender enforces its security interests or exercise its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any' other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all liens, security interests, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                            SECTION 8 MISCELLANEOUS

        8.1 SET OFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default. Lender, each assignee of Lender's interest. and each participant is hereby authorized by Borrower at any time or from time to time, without notice to Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower or any of its Subsidiaries (regardless of whether such balances are then due to Borrower or its Subsidiaries) and any other property at any time held or owing by that Lender or assignee to or for the credit or for the account of Borrower against and on account of any of the Obligations then outstanding; PROVIDED HOWEVER, no participant shall exercise such right without the prior written consent of Lender.

        8.2 EXPENSES AND ATTORNEYS' FEES. Borrower shall promptly pay all fees, costs and expenses incurred by Lender in connection with any matters contemplated by or arising out of this Agreement or the other Loan Documents including the following, and all such fees, costs and expenses shall be part of the Obligations, payable on demand and secured by the Collateral: (a) fees, costs and expenses (including attorneys' fees, allocated costs of internal counsel and fees of environmental consultants, accountants and other professionals retained by Lender) incurred in connection with (i) the examination, review, due diligence investigation, documentation and closing of the financing arrangements evidenced by the Loan Documents, and (ii) the review, negotiation, preparation, documentation, execution and administration of the Loan Documents, the Loans, and any amendments, waivers, consents, forbearances and other modifications relating thereto or any subordination or intercreditor agreements; (b) fees, costs and expenses incurred in creating, perfecting and maintaining perfection of Lender's rights in and to the Collateral; (c) fees, costs and expenses incurred in connection with forwarding to Borrower the proceeds of Loans including Lender's standard wire transfer fee; (d) fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by Lender in establishing, maintaining and handling lock box accounts, blocked accounts or other accounts for collection of the Collateral; (e) fees, costs, expenses (including attorneys' fees and allocated costs of internal counsel) and costs of settlement incurred in collecting upon or enforcing rights against the Collateral or incurred in any action to enforce this Agreement or the other Loan Documents or to collect any payments due from Borrower or any other Loan Party under this Agreement or any other Loan Document or incurred in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement, whether in the nature of a "workout" or in connection with any insolvency or bankruptcy proceedings or otherwise.

        8.3 INDEMNITY. In addition to the payment of expenses pursuant to SUBSECTION 8.2, Borrower shall indemnify, pay and hold Lender and the officers, directors, employees, agents, consultants, auditors, persons engaged by Lender to evaluate or monitor the Collateral, affiliates and attorneys of Lender and such holders (collectively called the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents, the consummation of the transactions contemplated by this Agreement, the statements contained in the commitment letters, if any, delivered by Lender, Lender's agreement to make the Loans hereunder, the use or intended use of the proceeds of any of the Loans or the exercise of any right or remedy hereunder or under the other Loan Documents (the "Indemnified Liabilities"); PROVIDED HOWEVER, Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction.

        8.4 AMENDMENTS AND WAIVERS. No amendment, modification, termination or waiver of any provision of this Agreement or of the other Loan Documents. or consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by Lender. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given.

        8.5 NOTICES. Unless otherwise specifically provided herein. all notices shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or United States mail and shall be deemed to have been given: (a) if delivered in person. when delivered: (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. Central time or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, two (2) days after delivery to such courier properly addressed; or (d) if by U.S. Mail, four (4) Business Days after depositing in the United States mail, with postage prepaid and properly addressed.

If to Borrower:                     HMI INDUSTRIES, INC.
                                    3631 Perkins Avenue
                                    Cleveland, Ohio 44114
                                    Telephone No.: (216)432-1990
                                    Telecopy No.: (216) 432-0329

If to Lender:                       HELLER FINANCIAL, INC.
                                    Attn: Portfolio Manager,
                                    Heller Commercial Funding
                                    500 West Monroe Street
                                    Chicago, Illinois 60661
                                    Telephone No.: (312) 928-8750
                                    Telecopy No.: (312)928-8761


or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this SUBSECTION 8.5.

        8.6 SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND CERTAIN AGREEMENTS. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the making of the Loans hereunder. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower and Lender set forth in SUBSECTIONS 8.2, 8.3, 8.11,
8.14 and 8.15 (including, without limitation, Borrower's agreement to pay fees, agreement to indemnify Lender, agreement as to choice of law and jurisdiction and Borrower's and Lender's waiver of a jury trial) shall survive the payment of the Loans and the termination of this Agreement.

        8.7 INDULGENCE NOT WAIVER. No failure or delay on the part of Lender in the exercise of any power, right or privilege shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

        8.8 ENTIRE AGREEMENT. This Agreement and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof, and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto.

        8.9 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

        8.10 HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

        8.11 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

        8.12 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign its rights or obligations hereunder without the prior written consent of Lender. Lender may assign its rights and delegate its obligations under this Agreement and further may assign, or sell participations in, all or any part of the Loans, or any other interest herein to an affiliate or to another Person. Lender shall be relieved of its obligations hereunder with respect to the assigned portion thereof. Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a "Lender". Lender may furnish any information concerning Borrower and its Subsidiaries in its possession from time to time to assignees and participants (including prospective assignees and participants).

        8.13    NO FIDUCIARY RELATIONSHIP; LIMITATION OF LIABILITIES.

        (A) No provision in this Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by Lender to Borrower.

        (B) Neither Lender, nor any affiliate, officer, director, shareholder, employee, attorney, or agent of Lender shall have any liability with respect to, and Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Borrower hereby waives, releases, and agrees not to sue Lender or any of Lender's affiliates, officers, directors, employees, attorneys, or agent for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the transactions contemplated hereby.

        8.14 CONSENT TO JURISDICTION. BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO LENDER'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. BORROWER HEREBY WAIVERS PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

        8.15 WAIVER OF JURY TRIAL. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. BORROWER AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER AND LENDER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

        8.16 CONSTRUCTION. Borrower and Lender each acknowledge that it has had the benefit of legal counsel of it own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with it legal counsel and that this Agreement and the other Loan Document shall be construed as if jointly drafted by Borrower and Lender.

        8.17 COUNTERPARTS; EFFECTIVENESS. This Agreement and any amendments. waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto. Delivery of an executed counterpart of a signature page to this

Agreement, any amendments, waivers, consents or supplements, or to any other Loan Document by telecopier shall be as effective as delivery of a manually executed counterpart thereof

        8.18 CONFIDENTIALITY. Lender shall hold all nonpublic information obtained pursuant to the requirements hereof and identified as such by Borrower in accordance with such its customary procedures for handling confidential information of this nature and in accordance with safe and sound business practices and in any event may make disclosure to such of its respective affiliates, officers, directors, employees, agents and representatives as need to know such information in connection with the Loans. if Lender or any of its affiliates is otherwise a creditor of Borrower; Lender or such affiliate may use the information in connection with its other credits. Lender may also make disclosure reasonably required by a bona fide offeree or assignee (or participation), or as required or requested by any Governmental Authority or representative thereof, or pursuant to legal process, or to its accountants, lawyers and other advisors, and shall require any such offeree or assignee (or participant) to agree (and require any of its offerees, assignees or participants to agree) to comply with this subsection 8.18. In no event shall Lender be obligated or required to return any materials furnished by Borrower.

        Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.


HELLER FINANCIAL, INC.                            HMI INDUSTRIES, INC.

By: /s/ Steven A. Narsutis                       By: /s/ Mark A. Kirk
  -------------------------------                   ---------------------------
Name: Steven A. Narsutis                          Name: Mark A. Kirk
     ----------------------------                     -------------------------
Title: Vice President                             Title: Vice President
      ---------------------------                       ------------------------

                               CONDITIONS RIDER

        This Conditions Rider is attached to and made a part of that certain Loan and Security Agreement dated as of April 23, 1998 and entered into among HMI Industries, Inc. and Heller Financial, Inc.

(A) CLOSING DELIVERIES. Lender shall have received on or before the closing date, in form and substance satisfactory to Lender, all documents, instruments and information and all other agreements, notes, certificates, orders, authorizations, financing statements, mortgages and other documents which Lender may at any time request, including, without limitation, the following:

        (1) this duly executed Agreement (including Conditions Rider, Reporting Addendum and all Schedules);

        (2) duly executed UCC-l Financing Statements listing Borrower as debtor and Lender as secured party to be filed in all appropriate jurisdictions;

        (3) receipt of clear UCC, tax lien and pending suit and judgment searches in all requisite jurisdictions for Borrower (under both its current name of HMI Industries, Inc. and its former name of Health-Mor, Inc.) or appropriate termination statements and/or releases for Borrower and all Subsidiaries;

        (4) evidence of Borrower's property/liability insurance and Lender's loss payable endorsements;

        (5) a duly executed Mortgage;

        (6) a duly executed Lockbox/Blocked Account Agreement with Star Bank;

        (7) evidence that the Borrower is a corporation in good standing with the State of Delaware;

        (8) evidence that, on or before the closing date, (a) Borrower has consummated all the transactions contemplated by the Bliss Acquisition;
        (b) the Bliss Acquisition net proceeds of at least $30 million have been advanced to Borrower; and (c) all indebtedness and obligations of Borrower to Star Bank, under the Australian Line of Credit, under the Netherlands Line of Credit and under the 7 year private placement term notes, shall have been paid in full with the proceeds of the Bliss Acquisition and all liens associated therewith terminated;

        (9) receipt of a business plan, including, without limitation, financial projections and a takeover audit acceptable to Lender;

        (10) duly executed Assignment for Security of Patent, Trademark and Copyrights;

        (11) Opinion of Borrower's outside Counsel;

        (12) Opinion of Borrower's General Counsel;

        (13) duly executed Side Letter; and

        (14) duly executed Borrower's Officers Affirmation Letter.

        (B) SECURITY INTERESTS. Lender shall have received satisfactory evidence that all security interests and liens granted to Lender pursuant to this Agreement or the other Loan Documents have been duly perfected and constitute first priority liens on the Collateral.

        (C) CLOSING DATE AVAILABILITY. After giving effect to the consummation of the transactions contemplated hereunder on the closing date and the payment by Borrower of all costs, fees and expenses relating thereto, the Maximum Revolving Loan Amount on the closing date shall exceed the requests for Revolving Advances on such date by at least $2,000,000.00 including cash on hand, after giving effect to the payment of all fees, costs, and expenses associated with the closing of this transaction and the sale of Bliss and HRS.

        (D) REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in this Conditions Rider and in the Loan Documents shall be true, correct and complete in all material respects on and as of each funding date of the Loans to the same extent as though made on and as of that date, except for any representation or warranty limited by its terms to a specific date and taking into account any disclosures made by Borrower to Lender after the closing date and approved by Lender.

        (E) FEES. On the closing date or any funding date of a Revolving Advance, Borrower shall have paid to Lender all fees due on or prior to such dates.

        (F) NO DEFAULT. No event shall have occurred and be continuing or would result from the consummation of the requested borrowing that would constitute an Event of Default or a Default.

        (G) PERFORMANCE OF AGREEMENTS. Each Loan Parry shall have performed in all material respects all agreements and satisfied all conditions which any Loan Document provides shall be performed by it on or before that funding date of any Loan.

        (H) NO PROHIBITION. No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain Lender from making any Loans.

        (I) NO LITIGATION. There shall not be pending or, to the knowledge of Borrower, threatened, any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration by, against or affecting any Loan Party or any of its Subsidiaries or any property of any Loan Party or any of its Subsidiaries that has not been disclosed to Lender by Borrower in writing, and there shall have occurred no development in any such action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration that, in the opinion of Lender, would reasonably be expected to have a Material Adverse Effect.

        (J) POST-CLOSING CONDITIONS. Borrower covenants and agrees to satisfy the following post-closing conditions within the time periods specified:

                (1) PERPETUAL INVENTORY SYSTEM. Within 90 days after the closing date, Borrower will update and reorganize its perpetual Inventory reporting system in a manner acceptable to Lender, which shall be verified by an acceptable Inventory test count conducted by Lender.

                (2) FULL ON-SITE AUDIT. Within 6 months, if not sooner, after the closing date, prior to advancing on Accounts, Borrower will allow Lender to conduct a full, on-site audit to confirm that the Borrower's books and records are accurate and reliable.

                (3) REAL ESTATE AND MACHINERY AND EQUIPMENT APPRAISALS. Within 180 days after the closing date, Borrower shall provide Lender with real estate and machinery and equipment appraisals in form and substance acceptable to Lender.

                (4) EPA PHASE I REPORT. Within 180 days after the closing date, Borrower shall provide Lender with an EPA Phase I Report from a nationally-recognized environmental engineering firm in form and substance acceptable to Lender.

                (5) TITLE INSURANCE COMMITMENT POLICY. Within 180 days after the closing date, Borrower shall provide Lender with an ALTA Loan Policy Commitment in form and substance satisfactory to Lender.

                (6) SURVEY. Within 180 days after the closing date, Borrower shall provide Lender with a survey of the real property from an acceptable surveyor in form and substance acceptable to Lender.

                (7) SALE OF SUBSIDIARIES. Evidence that by May 15, 1998, Borrower has sold the assets of or dissolved HRS and HMPC, with any proceeds being applied for the working capital needs of the Borrower.

                (8) PROCESSOR AGREEMENTS. Within 30 days after the closing date, Borrower shall provide Lender with duly executed Processor Agreements from Design Molded Plastics, Inc., MJM Industries, Inc., Spenco Manufacturing, Inc., Bebco, and Harry Krantz Company, Inc.

                (9) PROCESSOR UCCS. Within 30 days after the closing date, Borrower shall provide Lender with duly executed UCC-1 Financing Statements for all Processors listing Borrower as secured party and Lender as assignee to be filed in all appropriate jurisdictions.

                               REPORTING ADDENDUM

        This Reporting Addendum is attached and made a part of that certain Loan and Security Agreement, dated as of April 23, 1998 and entered into among HMI Industries, Inc. and Heller Financial, Inc.

        (A) COLLATERAL REPORTS. Borrower shall execute and deliver to Lender, no later than the 15th day of each month, or more frequently if requested by Lender, a detailed aging of the Accounts, a reconciliation statement, and a summary aging by vendor, of all accounts payable and any book overdraft. Borrower shall deliver to Lender not less than twice per week, or more frequently if requested by Lender, collection reports, sales journals and invoices. Borrower shall also deliver to Lender at Lender's request, original delivery receipts, account debtors' purchase orders, shipping instructions, bills of lading and other documentation respecting shipment arrangements. Absent such a request by Lender, copies of all such documentation shall be held by Borrower as custodian for Lender.

        (B) RETURNS. Returns and allowances, if any, as between Borrower and its account debtors, shall be permitted by Borrower on the same basis and in accordance with the usual customary practices of Borrower as they exist at the time of the execution and delivery of this Agreement. If at any time prior to the occurrence of an Event of Default any account debtor returns any inventory to Borrower, Borrower shall promptly determine the reason for such return and, if Borrower accepts such return, issue a credit memorandum (with a copy to be sent to Lender) in the appropriate amount to such account debtor. Borrower shall promptly notify Lender of all returns and recoveries and of all disputes and claims in excess of $5,000 or in an aggregate amount in excess of $25,000 for all Accounts except for those Accounts which had balances over 90 days as of March 31, 1998.

        (C) DESIGNATION OF INVENTORY. Borrower shall now and from time to time hereafter, but not less frequently than weekly, execute and deliver to Lender a designation of Inventory specifying Borrower's cost and the wholesale market value of Borrower's raw materials, work in process, finished goods, supplies, outside contractors, obsolete and after the sale items and further specifying such other information as Lender may reasonably request.

        (D) FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Borrower agrees to deliver to Lender: (a) as soon as available, but in any event within 45 days after the end of each month during each of Borrower's fiscal years, a company prepared balance sheet and profit and loss statement covering Borrower's operations during such period; and (b) as soon as available, but in any event within 90 days after the end of each of Borrower's fiscal years, financial statements of Borrower for each such fiscal period, certified by independent certified public accountants acceptable to Lender. Such financial statements shall include a balance sheet and profit and loss statement and the accountants' letter to management. Together with the above, Borrower shall also deliver Borrower's Form 10-Qs, 10-Ks or 8-Ks, if any, as soon as the same become available, and any other report reasonably requested by Lender relating to the Collateral and the financial condition of Borrower and a certificate signed by the chief financial officer of Borrower to the effect that all reports, statements or computer prepared information of any kind or nature delivered or caused to be delivered to Lender fairly present the financial condition of Borrower and that there exists on the date of delivery of such certificate to Lender no condition or event which constitutes an Event of Default.

        (E) TAX RETURNS, RECEIPTS. Borrower agrees to deliver to Lender copies of each of Borrower's future federal income tax returns, and any amendments thereto, within 30 days of the filing thereof with the Internal Revenue Service. Borrower further agrees to promptly deliver to Lender, upon request, satisfactory evidence of Borrower's payment of all federal withholding taxes required to be paid by Borrower.

        (F) TITLE TO EQUIPMENT. Upon Lender's request, Borrower shall immediately deliver to Lender, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.

        (G) BORROWING BASE CERTIFICATES, REGISTERS AND JOURNALS. On each Business Day upon which Borrower requests a Revolving Advance, but in no event less than twice during any week, Borrower shall deliver to Lender for such Business Day: (1) a Borrowing Base Certificate in the form prescribed by Lender; (2) an invoice register or sales journal describing all sales of Borrower, in form and substance satisfactory to Lender, and, if Lender so requests, copies of invoices evidencing such sales and proofs of delivery relating thereto; (3) a cash receipts journal; (4) a credit memo journal; and (5) an adjustment journal, setting forth all adjustments to Borrower's accounts receivable.

        (H) APPRAISALS. Borrower agrees to deliver to Lender appraisals as set forth in subsection 5.2.

        (I) PROJECTIONS. As soon as available and in any event no later than 30 days prior to the end of each fiscal year of Borrower, Borrower will deliver consolidated and consolidating projections of Borrower and its Subsidiaries for the forthcoming three fiscal years, year by year.

        (J) ACCOUNTS DESIGNATION. All Accounts reports should be broken down into the following categories: UPS Shipped COD Accounts, Domestic Accounts, and Foreign Accounts.

        (K) OTHER INFORMATION. With reasonable promptness, Borrower will deliver such other information and data as Lender may reasonably request from time to time.